EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended March 31, 2019 Financial Results; Net Investment Income Per Share of $0.44; Declares Quarterly Distribution of $0.41 Per Share for Q2, 2019

NEW YORK, May 06, 2019 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $18.5 million, or $0.44 per share, for the first quarter 2019.

At March 31, 2019, net asset value (NAV) was $21.93 per share, an increase from $21.75 the prior quarter. In addition, the Company’s portfolio was 100% performing at March 31, 2019.

The Board declared a second quarter distribution of $0.41 per share payable on July 2, 2019 to stockholders of record as of June 20, 2019. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2019:

  Comprehensive Investment Portfolio* fair value: $1.8 billion
  Number of portfolio companies: 226
  Net assets: $926.7 million
  Net asset value per share: $21.93

Comprehensive Investment Portfolio Activity** for the Quarter Ended March 31, 2019:

  Investments made during the quarter: $193.9 million
  Investments prepaid and sold during the quarter: $122.0 million

Operating Results for the Quarter Ended March 31, 2019:

  Net investment income: $18.5 million
  Net investment income per share: $0.44
  Net realized and unrealized gain: $6.4 million
  Net increase in net assets from operations: $24.8 million
  Earnings per share:  $0.59

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio (including its ownership of its SBIC), and NEF Holdings, LLC’s (“NEF”) full portfolio and excludes the fair value of the equity interests in Crystal Financial and NEF.

** Includes investment activity through Crystal Financial (including its ownership of its SBIC) and NEF.

“We are pleased with our first quarter’s results, as well as the Company’s strong foundation,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “Our portfolio is one hundred percent performing, and our NII per share continued to exceed distributions. At March 31, 2019, approximately 75% of the Company’s assets were investments in Solar Capital’s commercial finance verticals, reflecting our successful transition to a diversified specialty finance business focused on senior secured lending across a number of middle market lending niches. With our available credit and capacity to expand our asset-based loan portfolio, Solar Capital is positioned for net investment income growth in 2019.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, May 7, 2019. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 6191296 when prompted. A telephone replay will be available until May 21, 2019 and can be accessed by dialing (855) 859-2056 and using the passcode 6191296. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended March 31, 2019, Solar Capital had total originations of $193.9 million and repayments of $122.0 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending.

Comprehensive Investment Portfolio Activity(1) Q1 2019 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Originations	$8.3	$71.0	$38.7	$75.9	$193.9

Repayments / Amortization	$27.8	$36.7	$21.6	$35.9	$122.0
Net Portfolio Activity	($19.5)	$34.3	$17.1	$40.0	$71.9

  Portfolio activity includes gross originations/repayments across each business unit.
  Includes Crystal Financial’s full portfolio (and its ownership of its SBIC) and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at March 31, 2019 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans	$424.8	23.8%	9.9%(5)
Asset-Based Senior Secured Loans / Crystal Financial(1)	$640.7	35.9%	11.7%(6)
Equipment Senior Secured Financings / NEF(2)	$398.2	22.3%	10.2%(7)
Life Science Senior Secured Loans	$293.2	16.4%	11.5%(8)
Total Senior Secured Loans	$1,756.9	98.4%	10.9%
Equity and Equity-like Securities(3)	$29.2	1.6%
Total Comprehensive Investment Portfolio	$1,786.1	100%
Floating Rate Investments(4)	$1,335.5	75.7%
First Lien Senior Secured Loans	$1,562.1	87.5%
Second Lien Senior Secured Loans	$194.8	10.9%
  Includes Crystal Financial’s full portfolio, including the Company’s pro rata ownership of Crystal’s SBIC, and asset-based loans on the Company’s balance sheet.
  Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
  Excludes Crystal and NEF, which distribute quarterly cash dividends to the Company.
  Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
  Represents the weighted average of each individual loan’s yield to maturity based on fair market value at March 31, 2019.
  Represents the weighted average of each individual loan’s underwritten yield to expected repayment date, which is based on a historical average realized investment duration.
  Represents the weighted average of each individual loan’s yield to maturity (excluding residual upside on tax leases).
  Represents the weighted average of each individual loan’s yield to maturity based on fair value at March 31, 2019 (excluding exit fees or warrants).

The Comprehensive Investment Portfolio is diversified across approximately 226 unique issuers across approximately 93 industries and with an average exposure of $7.9 million or 0.4% per issuer.

At March 31, 2019, 98.4% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 87.5% first lien senior secured loans and approximately 10.9% second lien senior secured loans.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 10.9% at March 31, 2019.

Solar Capital Ltd. Portfolio

Asset Quality

As of March 31, 2019, 100% of the Company’s portfolio was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2019, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$163.1	10.9%
2	$1,275.4	85.0%
3	$61.6	4.1%
4	$0.6	0.0%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income Q1 2019 (in millions)
For the Period:	Cash Flow Lending(1)	Asset-based Lending / Crystal Financial(2)	Equipment Financing / NEF(3)	Life Science Lending	Total
Q1 2019	$12.2	$12.3	$5.6	$9.2	$39.3
% Contribution	31.1%	31.2%	14.2%	23.5%	100%

  Includes interest income/fees from cash flow loans on balance sheet.
  Includes interest income/fees from asset based loans on balance sheet and distributions from Crystal Financial.
  Includes interest income/fees from equipment financings on balance sheet and distributions from NEF Holdings.

Solar Capital Ltd.’s Results of Operations for the Quarter Ended March 31, 2019 compared to the Quarter Ended March 31, 2018.

Investment Income

For the fiscal quarters ended March 31, 2019 and 2018, gross investment income totaled $39.3 million and $39.0 million, respectively. The increase in gross investment income from Q1 2018 to Q1 2019 was primarily due to an increase in the average size of the income-producing investment portfolio.

Expenses

Net expenses totaled $20.8 million and $20.1 million, respectively, for the fiscal quarters ended March 31, 2019 and 2018.

Net Investment Income

The Company’s net investment income totaled $18.5 million and $18.9 million, or $0.44 and $0.45 per average share, respectively, for the fiscal quarters ended March 31, 2019 and 2018.

Net Realized and Unrealized Gain

Net realized and unrealized gains for the fiscal quarters ended March 31, 2019 and 2018 totaled approximately $6.4 million and $1.2 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended March 31, 2019 and 2018, the Company had a net increase in net assets resulting from operations of $24.8 million and $20.0 million, respectively. For the fiscal quarters ended March 31, 2019 and 2018, earnings per average share were $0.59 and $0.47, respectively.

Liquidity and Capital Resources

As of March 31, 2019 the Company had a total of $430.2 million of unused borrowing capacity under the Company’s credit facilities, subject to borrowing base limits.

When including Crystal Financial and NEF Holdings, the Company had a total of approximately $546 million of unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2019 (unaudited)	December 31, 2018
Assets
Investments at fair value:
Companies less than 5% owned (cost: $983,114 and $948,478, respectively)	$979,273	$944,597
Companies more than 25% owned (cost: $503,898 and $500,792, respectively)	521,451	511,483
Cash	9,242	7,570
Cash equivalents (cost: $249,523 and $199,646, respectively)	249,523	199,646
Dividends receivable	9,917	9,065
Interest receivable	8,421	7,619
Receivable for investments sold	27,663	2,073
Other receivable	823	593
Prepaid expenses and other assets	917	783

Total assets	$1,807,230	$1,683,429

Liabilities
Debt ($595,785 and $476,185 face amounts, respectively, reported net of unamortized debt issuance costs of $2,514 and $2,647, respectively)	$593,271	$473,538
Payable for investments and cash equivalents purchased	249,523	251,391
Distributions payable	17,327	17,327
Management fee payable	6,562	6,504
Performance-based incentive fee payable	4,616	4,613
Interest payable	5,407	4,714
Administrative services expense payable	323	2,716
Other liabilities and accrued expenses	3,525	3,455

Total liabilities	$880,554	$764,258

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	992,438	992,438
Accumulated distributable net loss	(66,185)	(73,690)

Total net assets	$926,676	$919,171

Net Asset Value Per Share	$21.93	$21.75

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three months ended
	March 31, 2019	March 31, 2018
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$28,143	$24,181
Companies more than 25% owned	1,063	285
Dividends:
Companies less than 5% owned	3	6
Companies more than 25% owned	9,952	14,363
Other income:
Companies less than 5% owned	93	62
Companies more than 25% owned	5	63

Total investment income	39,259	38,960

EXPENSES:
Management fees	$6,562	$6,473
Performance-based incentive fees	4,616	4,714
Interest and other credit facility expenses	7,328	5,909
Administrative services expense	1,368	1,286
Other general and administrative expenses	921	1,721

Total expenses	20,795	20,103

Net investment income	$18,464	$18,857

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$29	$197
Companies 5% to 25% owned	—	175
Companies more than 25% owned	(563)	(5)

Net realized gain (loss) on investments and cash equivalents	(534)	367

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	39	2,648
Companies more than 25% owned	6,863	(1,824)

Net change in unrealized gain on investments and cash equivalents	6,902	824

Net realized and unrealized gain on investments and cash equivalents	6,368	1,191

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$24,832	$20,048

EARNINGS PER SHARE	$0.59	$0.47

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770